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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported): SEPTEMBER 28, 1999



                          TODHUNTER INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                     1-13453                       59-1284057
(State of Incorporation)   (Commission File Number)    (IRS Employer Identification No.)

   222 LAKEVIEW AVENUE, SUITE 1500, WEST PALM BEACH, FLORIDA          33401
             (Address of principal executive office)                (Zip Code)


       Registrant's telephone number, including area code: (561) 655-8977


         ----------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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                          TODHUNTER INTERNATIONAL, INC.

                                    FORM 8-K
                                 CURRENT REPORT

ITEM 5.  OTHER EVENTS

                  On September 28, 1999, Todhunter International, Inc., (the "Company") announced that it entered into a definitive agreement to purchase the assets of Monarch Wine Company of Atlanta, Georgia, a privately held company.

                  The Company's September 28, 1999 press release is filed as an exhibit hereto and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  (a)      Financial Statement of Businesses Acquired

                           Not applicable.

                  (b)      Pro Forma Financial Information

                           Not applicable.

                  (c)      Exhibits

                           99.1 The Company's Press Release dated September 28,
                                1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TODHUNTER INTERNATIONAL, INC.


Date:   OCTOBER 4, 1999       By:  /s/ A. KENNETH PINCOURT, JR.
       --------------------       ---------------------------
                                       A. Kenneth Pincourt, Jr.
                                       Chairman and Chief Executive Officer

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                                  NEWS RELEASE

                          TODHUNTER INTERNATIONAL, INC.
                         ANNOUNCES AGREEMENT TO PURCHASE
                              MONARCH WINE COMPANY
                  WEST PALM BEACH, FLORIDA, SEPTEMBER 28, 1999

Todhunter International, Inc. (THT, AMEX ) today announced that it has entered into a definitive agreement to purchase the assets of Monarch Wine Company of Atlanta, Georgia, a privately held company. Monarch specializes in the manufacture of wines, including custom blended wines and cooking wines for the food industry and base wines for producers of vinegar and cordials. The purchase price is approximately $23 million and is expected to be funded with bank financing. The transaction is expected to be completed by the end of October.

 A. Kenneth Pincourt, Jr., Chairman and Chief Executive Officer of Todhunter, said: "The addition of Monarch will expand Todhunter's presence in the food and beverage alcohol industries and leverage its existing manufacturing facilities through increased volumes. This acquisition will also substantially increase cash flow and will be earnings accretive from day one." Mr. Pincourt added, "I am especially pleased to announce that Howard Weinstein, President and a major stockholder of Monarch, will become President of the Monarch Wine Division of Todhunter and will take the leading role in the transition of the business to Todhunter."

In 1998, Monarch's sales were $16 million and Todhunter's were $75 million. Based on currently available information, Todhunter estimates that pro forma earnings before interest, taxes, depreciation and amortization (EBITDA) for 1998 would have increased from $12.4 million before the acquisition to $18.3 million after the acquisition.

Todhunter International, Inc. is a major distiller and supplier of brandy, rum and wine to the beverage alcohol industry. The Company also produces vinegar and other alcohol related products, owns the Cruzan line of rums from the Virgin Islands and is the importer of Porfidio tequila.

Statements contained in this press release, other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Todhunter intends that such forward-looking statements shall be subject to the safe harbors created thereby. These statements involve various risks and uncertainties, including without limitation those contained in the section entitled "Forward-Looking Statements" in Todhunter's Annual Report on Form 10-K for the fiscal year ended September 30, 1998. As a result, future results may differ materially from the expected results represented by the forward-looking statements contained in this press release.

Contact: A. KENNETH PINCOURT, JR., CHAIRMAN AND CHIEF EXECUTIVE OFFICER WILLIAM J. VIGGIANO, ASSISTANT CONTROLLER
           TELEPHONE NO.: (561) 655-8977